Exhibit 99.1

Ultralife Corporation Announces Appointment of Philip A. Fain as Chief Financial Officer and Treasurer

NEWARK, N.Y.--(BUSINESS WIRE)--December 10, 2009--Ultralife Corporation (NASDAQ: ULBI) announced that its Board of Directors has named Philip A. Fain as chief financial officer and treasurer, effective December 4. Fain has been serving as chief financial officer on an interim basis since November 9. He will retain responsibility for business development at the company.

“Phil has done an outstanding job of assuming the CFO responsibilities on an interim basis, particularly in directing the 2010 budget process and in working to restructure our revolving credit line to an asset based lending facility. Because of Phil’s outstanding work we decided not to conduct an external search,” said John D. Kavazanjian, Ultralife’s president and chief executive officer. “His extensive financial experience and in-depth knowledge of Ultralife’s operations make him the perfect executive to drive profitability and working capital improvements at the company. We also look forward to Phil’s continued contributions to the execution of the company’s growth strategy.”

Mr. Fain, 55, joined Ultralife as vice president of business development in 2008. Prior to joining Ultralife, Fain served as managing partner of CXO on the GO, a management-consulting firm he founded in 2003. He began his career as a CPA and consultant with Arthur Anderson & Co., after which he joined Bausch & Lomb (B&L) where he served in various management and executive positions including roles in corporate accounting, financial reporting and corporate audit functions. He became vice president and controller for B&L's U.S. Sunglass business and served as senior vice president of finance for the Global Eyewear business where he provided worldwide financial, information technology and business development leadership for this business, which included the Ray-Ban brand. Following the acquisition of B&L’s Global Eyewear business by Luxottica, SpA, he joined the acquiring company and served as vice president of finance for Ray-Ban SunOptics. A native of Rochester, NY, he received his BA in Economics at the University of Rochester and an MBA at the University of Rochester's Simon School.

About Ultralife Corporation

Ultralife Corporation, which began as a battery company, now serves its markets with products and services ranging from portable and standby power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Ultralife’s family of brands includes: Ultralife Batteries, Stationary Power Services, RPS Power Systems, ABLE, McDowell Research, RedBlack Communications and AMTI. Ultralife’s operations are in North America, Europe and Asia. For more information on Ultralife, visit www.ultralifecorp.com.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays and the possibility of intangible asset impairment charges that may be taken should management decide to retire one or more of the brands of acquired companies in the future. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company’s analysis only as of today’s date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

CONTACT:
Company:
Ultralife Corporation
Julius Cirin, 315-332-7100
jcirin@ultralifecorp.com
or
Investor Relations:
Lippert/Heilshorn & Associates, Inc.
Jody Burfening, 212-838-3777
jburfening@lhai.com